Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D/A (including any subsequent amendments thereto) with respect to the securities of MarketWise, Inc. and further agree that this joint filing agreement be included as an exhibit to such joint filings.

In evidence thereof, the undersigned, being duly authorized, have executed this joint filing agreement this 22nd day of November, 2024.

Monument & Cathedral Holdings, LLC

By: Cobblestone Publishing, Inc., as Manager

By:	/s/ Erika Nolan
Name:	Erika Nolan
Title:	President

Cobblestone Publishing, Inc.

By:	/s/ Erika Nolan
Name:	Erika Nolan
Title:	President

Elizabeth W. P. Bonner 2009 Irrevocable Trust Number Two

By:	/s/ Margaret F. DeCampo
Name:	Margaret F. DeCampo
Title:	Trustee

By:	/s/ William R. Bonner, Jr.
Name:	William R. Bonner, Jr.
Title:	Trustee

By:	/s/ William Wesley Bonner
Name:	William Wesley Bonner
Title:	Trustee

By:	/s/ Maria Bonner Lombardi
Name:	Maria Bonner Lombardi
Title:	Trustee

Erika Nolan

/s/ Erika Nolan

Estate of Myles Norin

By:	/s/ Julie Norin
Name:	Julie Norin
Title:	Personal Representative

Myles Norin, LLC

By:	/s/ Julie Norin
Name:	Julie Norin
Title:	Manager